                                                                     Exhibit 3.1

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        LAKARO BIOPHARMACEUTICALS, INC.



Following resolution of the Board of Directors of Lakaro Biopharmaceuticals, Inc. (the "Corporation") and, in accordance with Section 222 of the General Corporation Law of the State of Delaware, approval of a majority of the stockholders entitled to vote on such matters, it is hereby certified that:

     1. The name of the Corporation is

                        KERYX BIOPHARMACEUTICALS, INC.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and substituting in lieu of said Article the following new Article FIRST:

             The name of the corporation (hereinafter called the
               "corporation") is KERYX BIOPHARMACEUTICALS, INC.

     3. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted in accordance with the provisions of
        Section 242 of the General Corporation Law of the State of Delaware.


Signed on January 6, 2000


                                       /s/ Robert Trachtenberg
                                       -----------------------
                                       Bob Trachtenberg
                                       Secretary

                                                                     Exhibit 3.1

                        CERTIFICATION OF INCORPORATION

                                      OF

                    PARAMOUNT CAPITAL PHARMACEUTICALS, INC.

                                  ----------

          The undersigned, a natural person for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereon and supplemental thereto, and known, indemnified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is PARAMOUNT CAPITAL PHARMACEUTICALS, INC.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of Now Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is twenty five million, which are divided into five million shares of Preferred Stock of a par value of one mill each and twenty five million shares of Common Stock of a par value of one mill each.

          The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, an determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have much voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in

                                                      [STAMP]
                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILED 09:00 AM 10/22/1998
                                                 981408001-2958400
the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby voted in it. The number of shares of any of such series so act forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

            FIFTH: The name and the mailing address of the incorporator are as follows:

       NAME                                     MAILING ADDRESS
       ----                                     ---------------

John S. Hoenigmann                              Two World Trade Center
                                                Suite 8746
                                                New York, New York 10048-____

            SIXTH: The corporation is to have perpetual existence.

            SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

            EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

            1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

            2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payments for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in the certificate of incorporation.

            3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding shares of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

            NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

            TENTH: The corporation shall, to the fullest extent permitted by the provisions of section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnity under said section from and against any and all of the expenses, liabilities, or other realtors referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disintegrated directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

            ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repaired, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on October 21, 1998.

                                                /s/ JOHN S. HOENIGMANN
                                                --------------------------------
                                                John S. Hoenigmann, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    PARAMOUNT CAPITAL PHARMACEUTICALS, INC.


Following resolution of the board of directors of Paramount Capital Pharmaceuticals, Inc. (the "Corporation") and, in accordance which Section 222 of the General Corporation Law of the State of Delaware, approval of a majority of the stockholders entitled to vote on such matters it is hereby certified that:

            1. The name of the Corporation (hereinafter called the "corporation") is

            PARAMOUNT CAPITAL PHARMACEUTICALS, INC.

            2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and substituting in lieu of said Article the following new Article FIRST:

            "The name of the corporation (hereinafter called the "corporation") is LARAKO BIOPHARMACEUTICALS, INC."

            3. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on November 17, 1999


                                                /s/ DAVID M. TENEN
                                                --------------------------------
                                                David M. Tenen
                                                Secretary

                                                           [STAMP]
                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 09:00 AM 11/17/1999
                                                      991493438-2956400

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        LAKARO BIOPHARMACEUTICALS, INC.



Following resolution of the Board of Directors of Lakaro Biopharmaceuticals, Inc. (the "Corporation") and, in accordance with Section 222 of the General Corporation Law of the State of Delaware, approval of a majority of the stockholders entitled to vote on such matters, it is hereby certified that:

     1. The name of the Corporation is

                        KERYX BIOPHARMACEUTICALS, INC.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and substituting in lieu of said Article the following new Article FIRST:

             The name of the corporation (hereinafter called the
               "corporation") is KERYX BIOPHARMACEUTICALS, INC.

     3. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted in accordance with the provisions of
        Section 242 of the General Corporation Law of the State of Delaware.


Signed on January 6, 2000


                                       /s/ Robert Trachtenberg
                                       -----------------------
                                       Bob Trachtenberg
                                       Secretary